UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2019

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on November 8, 2018, ARRIS International plc (the “Company” or “ARRIS”), entered into a Bid Conduct Agreement (as amended, the “Acquisition Agreement”) with CommScope Holding Company, Inc. (“CommScope”), pursuant to which CommScope has agreed to acquire all of the issued and to be issued ordinary shares of ARRIS (the “Acquisition”) for $31.75 in cash per ordinary share of ARRIS (“Ordinary Share”). The Acquisition will be effected pursuant to a scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act 2006.

On February 1, 2019, ARRIS held a meeting of shareholders convened by the High Court of Justice in England and Wales (the “Court Meeting”) and a special general meeting of shareholders (the “General Meeting”), in each case relating to the pending Acquisition. ARRIS’s shareholders approved each of the proposals to be acted on at the Court Meeting and the General Meeting, in each case by the requisite majorities. All votes at both the Court Meeting and the General Meeting were conducted on a poll.

The consummation of the Acquisition remains subject to various closing conditions, including, among other things, (i) the sanction of the Scheme by the High Court of Justice of England and Wales, (ii) the receipt of certain required regulatory approvals or lapse of certain review periods with respect thereto, (iii) the absence of a Company Material Adverse Effect (as defined in the Acquisition Agreement), (iv) the accuracy of representations and warranties (subject, in certain cases, to certain materiality or Company Material Adverse Effect qualifiers, as applicable) and (v) the absence of legal restraints prohibiting or restraining the Acquisition.

The final results of voting on each of the items submitted to a vote of ARRIS’s shareholders at the Court Meeting and the General Meeting are as follows:

Court Meeting

Court Scheme Proposal: To approve (with or without modification) the Scheme to be made between ARRIS and the holders of the Scheme Shares (as defined in the Scheme).

ARRIS shareholders approved the proposal with the following voting results:

Votes For	Votes Against	Abstained
134,238,625	141,958	694,527

In addition, of the 33 record shareholders voting on the proposal, 31 record shareholders, or 93.94% of those voting, voted in favor of the proposal and 2 record shareholders or 6.06% voted against the proposal.

General Meeting

Articles Amendment Proposal: To authorize, for the purpose of giving effect to the Scheme between ARRIS and the holders of the Scheme Shares, the directors of ARRIS to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect and to amend the articles of association of ARRIS.

ARRIS shareholders approved the proposal with the following voting results:

Votes For	Votes Against	Abstained
134,401,224	103,180	442,104

Transaction-Related Compensation Proposal: To approve, on an advisory, non-binding basis, the compensation to be paid or become payable to ARRIS’s named executive officers in connection with the proposed Acquisition, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

ARRIS shareholders approved the proposal with the following voting results:

Votes For	Votes Against	Abstained
132,355,818	2,031,054	559,636

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: February 1, 2019